Exhibit 99.25(a)

December 28, 2004

Mr. Lewis A. Sanders

Alliance Capital

Management Corporation

1345 Avenue of the Americas

New York, NY 10105

 Dear Lew:

This letter sets forth the terms of your agreement with Alliance Capital Management Corporation (the “Company”) and Alliance Capital Management L.P. (the “Partnership”).

1.                                       Position and Responsibilities.  You will serve as Chief Executive Officer of the Company (“CEO”) until December 31, 2011.  Commencing January 1, 2005, and through December 31, 2011, you will also serve as Chairman (“Chairman”) of the Board of Directors of the Company (the “Board ).

2.                                       Compensation.

(a)   Base Salary.  During the term of your employment, you will be entitled to receive a minimum base salary of $275,000 per year, or such greater amount as shall be determined on an annual basis by the Compensation Committee of the Board.  Your base salary shall be payable in bi-weekly installments or otherwise in accordance with the Partnership’s payroll practices in effect from time to time.

(b)   Deferred Compensation Awards.  (i) Except as provided in Section 6 hereof, for calendar year 2004 and for each subsequent calendar year during the term of your employment, the Partnership will make a deferred compensation award to you of not less than one percent (1%) of the Partnership’s consolidated operating income before incentive compensation (as defined with respect to the calculation of the Partnership’s bonus pool) for such calendar year, which shall vest, in equal annual installments at the rate of one-third of each award following the grant date of the award, with such vesting to occur on December 1 of each year, and be distributed to you thereafter with earnings as provided in (ii) below unless you elect to defer payment.  For example, the first one-third of the 2004 award shall vest on December 1, 2005.  (ii) The deferred compensation awards shall be treated as notionally invested in such Approved Funds as selected by you from time to time based on procedures established by the Partnership.  Approved Funds shall mean any money market, debt or equity fund sponsored by the Partnership or its affiliates and designated by the Partnership from time to time.

3.                                       Benefits.  During the term of your employment, you and your eligible dependents shall continue to participate in the Partnership’s benefit plans and programs, including group health, dental and life insurance.  You shall also continue to participate in, contribute to or accrue benefits under the Partnership’s profit sharing plan.

4.                                       Perquisites and Expenses.  During the term of your employment, you will be entitled to perquisites, including use of the Partnership’s leased or owned aircraft, on the same terms and conditions as other senior executives, and you will also be entitled to the services of a chauffeur in connection with your services to the Company and the Partnership.  In addition, the Partnership will reimburse you for all reasonable business-related expenses incurred by you, in accordance with the Partnership’s policies and procedures.

5.                                       Office and Support Staff.  During the term of your employment, the Partnership will make available to you at its New York headquarters such office space and other assistance as is consistent with your position, responsibilities and duties.  In addition to the foregoing, the Partnership will provide you with a staff with compensation and abilities commensurate with your current staff.

6.                                       Termination of Employment.  The Partnership may terminate your employment hereunder at any time with or without cause.

(a)   Termination by the Partnership without Cause.  In the event of a termination of your employment by the Partnership without Cause (as defined below), you shall be entitled to receive (i) the base salary that would otherwise have been payable to you pursuant to Section 2(a) had you remained employed through the later of December 31, 2007 or the end of the year in which your employment terminates, to the extent not previously paid, (ii) a pro-rata deferred compensation award for the calendar year in which such termination occurs (calculated in accordance with Section 2(b) hereof based on the Partnership’s consolidated income before incentive compensation through the last day of your employment), (iii) all unvested deferred compensation awards (including any pro-rata award made to you in accordance with clause (ii) hereof) made to you under Section 2(b) hereof prior to the termination of your employment, (iv) comparable health and welfare benefits for yourself, your spouse and your dependents through the later of December 31, 2007 or the end of the year in which your employment terminates, (v) if the termination occurs prior to December 31, 2007, a lump sum cash payment equal to the product of $20,000 times the number of plan years through and including 2007 for which you will not receive a Partnership contribution to your account under the tax-qualified Profit Sharing Plan for Employees of Alliance Capital Management L.P. as a result of your termination, and (vi) if the termination occurs prior to December 31, 2007, continuation of the perquisites, reimbursements and support provided under Section 4 hereof until December 31, 2007.  The amounts payable under clauses (i) and (v) above shall be distributed to you within 90 days after the termination of your employment, and the amount under clause (iii) above shall be distributed to you on the first business day following six (6) months after the termination of your employment.

(b)   Termination by the Partnership for Cause.  In the event of a termination of your employment for Cause (as defined below), you shall be entitled to receive (i) the pro rata portion of your base salary for services rendered to the date of termination, to the extent not previously paid, (ii) all deferred compensation awards made to you under Section 2(b) hereof that have vested prior to the termination of your employment, and you shall not be entitled to any further benefits or payments hereunder.    For purposes of this agreement, “Cause” means (i) your continuing willful failure to perform your duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness), following at least 30 days’ written notice to you, which specifies the details of such failure, and a reasonable opportunity to cure, (ii) your engaging in any conduct which a court or other governmental body with proper jurisdiction finds (A) constitutes an employment disqualification under applicable law (including the Securities Exchange Act of 1934) or a felony under the laws of the United States or any state thereof and which is materially and demonstrably injurious to the business or the reputation of the Partnership, or (B) a material violation of federal or state securities law, (iii) in the absence of a finding by a court or other governmental body with proper jurisdiction that a felony or employment disqualification described in (ii)(A) or a violation described in (ii)(B) has occurred, a determination in good faith by the Board that an act or acts by you constitutes such a felony or employment disqualification or violation, and that the continued employment of you by the Partnership would be materially and demonstrably injurious to the business or the reputation of the Partnership or (iv) breach of the provisions of Section 7(a) or Section 7(b) hereof, which breach is material to the business of the Partnership.

(c)   Resignation and Retirement.  In the event of your resignation prior to  January 1, 2011, you shall be entitled to receive the pro rata portion of your base salary for services rendered to the date of termination, to the extent not previously paid, all deferred compensation awards made to you under Section 2(b) hereof that have vested prior to the termination of your employment, and you shall not be entitled to any further benefits or payments hereunder; provided, however, that you may elect to retire from the Partnership by providing six (6) months’ notice to the Partnership on or after January 1, 2007, and you will be entitled to (i) receive a pro rata deferred compensation award for the year in which you retire (calculated in accordance with Section 2(b) hereof based on the Partnership’s consolidated operating income before incentive compensation through the last day of your employment), (ii) all unvested deferred compensation awards (including any pro-rata award made to you in accordance with clause (i) hereof), as well the other benefits provided for herein as if your employment were terminated without Cause.  Any unvested deferred compensation amount payable hereunder shall be distributed to you on the first business day following six (6) months after the termination of your employment.  Your resignation or retirement will only be valid hereunder if effected pursuant to a written notice signed by you and submitted to the Secretary of the Company for delivery to the Board.

(d)   Termination due to Death or Disability.  In the event that your employment is terminated due to your death or Disability (as defined below), you or your estate (as applicable) shall be entitled to receive the benefits and payments that you would have received under Section 6(a) above had your termination of employment been a termination by the Partnership without Cause, and you, your spouse and your dependents shall be entitled to continued health benefits as described in clause (iv) of Section 6(a), provided, however, that neither you, your estate nor your survivors will be entitled to the payment described in clause (v) of Section 6(a) or the continuation of the perquisites, reimbursements and support provided under Section 4 and 5 (and clause (vi) of Section 6(a)) hereof in the event your employment is terminated due to your death or Disability.  Disability shall mean a good faith determination by the Partnership that you are physically or mentally incapacitated and have been unable for a period of six consecutive months to perform substantially all of the duties for which you are responsible immediately before the commencement of the incapacity.  In order to assist the Partnership in making such a determination and as reasonably requested by the Partnership, you will (i) make yourself available for medical examination by one or more physicians chosen by the Partnership and approved by you , whose approval shall not be unreasonably withheld, (ii) grant the Partnership and any such physicians access to all relevant medical information relating to you, (iii) arrange to furnish copies of medical records to the Partnership and such physicians, and (iv) use your best efforts to cause your own physicians to be available to discuss your health with the Partnership and its chosen physicians.

7.                                       Covenants.

(a)   Confidentiality.  You acknowledge that you have acquired and will acquire confidential information respecting the business of the Partnership and its affiliates.  Accordingly, you agree that you will not disclose, at any time (during your employment or thereafter) any such confidential information to any unauthorized third party without the written consent of the Partnership as authorized by the Board, (or, in the case of information pertaining to one of the Partnership’s affiliates, the Chief Executive Officer of such affiliate) except as required to respond to a subpoena or other legal proceeding and except to consult with legal or other advisors, provided that such advisors agree to be bound by the provisions of this Section 7(a); provided, that in the event you are requested pursuant to a subpoena or other legal proceeding to disclose any such confidential information, you shall promptly notify the Partnership of such request and shall fully cooperate with the Partnership in any attempt to contest such request.  For this purpose, information shall be considered confidential only if such information is proprietary to the Partnership and has not been made publicly available prior to its disclosure by you.

(b)   Non-Competition.  From the date hereof through (i) the later of December 31, 2007 or the termination of your employment hereunder, or (ii) in the case of a termination of your employment by the Partnership without Cause prior to December 31, 2007, through the date of such termination, you will not, without the consent of the Board, directly or indirectly, engage in or be interested in (whether as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise), with or without compensation, any business that is in direct competition with any active business of the Partnership, any successor to the Partnership’s business, or any of their affiliates or subsidiaries and in which you participated while you were employed by the Partnership, any successor to the Partnership’s business or any of their affiliates or subsidiaries prior to the date hereof or while you are employed.  Nothing in this Section 7(b) shall prohibit you from acquiring or holding, directly or indirectly, any units in the Partnership or not more than 3% of any class of publicly traded securities of any business.

(c)   Remedy for Breach and Modification.  You acknowledge that the provisions of this Section 7 are reasonable and necessary for the protection of the Partnership and that the Partnership will be irrevocably damaged if such covenants are not specifically enforced.  Accordingly, you agree that, in addition to any other relief or remedies available to the Partnership, the Partnership shall be entitled to seek and obtain an appropriate injunction or other equitable remedy from a court with proper jurisdiction for the purposes of restraining you from any actual or threatened breach of such covenants, and no bond or security will be required in connection therewith.  If any provision of this Section 7 is deemed invalid or unenforceable, such provision shall be deemed modified and limited to the extent necessary to make it valid and enforceable.

(d)   Cooperation.  Following any termination of your employment for any reason or upon the expiration of this agreement, you agree that you will cooperate with the Company’s and the Partnership’s reasonable requests relating to matters that pertain to your employment by the Company and the transition of your duties to your successor.  In addition, following termination of your employment by either party, you will cooperate with the Company or the Partnership’s reasonable requests relating to any legal proceedings on behalf of the Company or the Partnership, or otherwise making yourself reasonably available to the Company or the Partnership for other related purposes.  Any such cooperation hereunder will be performed at times scheduled taking into consideration your other commitments and the Partnership will reimburse you for your reasonable expenses incurred in connection with your cooperation.

8.                                       Indemnification.  During the term of your employment, you shall be an “Indemnified Person” within the meaning set forth in the Agreement of Limited Partnership of the Partnership.  You shall also be covered by the Partnership’s directors’ and officers’ liability policy.  The foregoing indemnity shall not apply to claims against you that arise under the terms of this agreement and nothing herein shall require indemnification for any conduct occurring after the termination of your employment.

9.                                       Legal Rights, Fees and Expenses.  The Partnership will reimburse all reasonable attorneys’ and related fees and expenses incurred by you in connection with the negotiation of this agreement.  In addition, the Partnership will reimburse all reasonable attorneys’ and related fees and expenses incurred by you in connection with any dispute associated with the interpretation, enforcement or defense of your rights under this agreement unless you have proceeded without substantial merit or good faith.  Nothing contained herein is intended to limit remedies or damages to which the parties may be entitled for any breach of this agreement either in law or in equity.

10.                                 Miscellaneous.

(a)   Governing Law.  This agreement shall be governed by New York law, without reference to principles of conflicts of law.

(b)  Entire Agreement; Amendments.  This agreement contains the entire understanding of the parties with respect to the subject matter hereof, including the terms and conditions of your continued employment with the Company and the Partnership, and supercedes any and all prior agreements and understandings, whether written or oral, among you, the Company, the Partnership or any affiliate thereof with respect to the subject matter hereof.  There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein.  This agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(c)   Assignment.  This agreement shall not be assignable by you, and shall be assignable by the Company or the Partnership only to any affiliate of the Company or the Partnership or to any corporation or other entity resulting from the reorganization, merger or consolidation of the Company or the Partnership with any other corporation or entity or any corporation or entity to or with which the Company’s or the Partnership’s business or substantially all of its business or assets may be sold, exchanged or transferred.

(d)   Waiver.  The failure of a party to insist upon strict adherence to any term of this agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement.

(e)   Severability.  In the event any provision of this agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the agreement and the agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(f)   Taxes.  The Partnership shall have the right to deduct from all amounts paid to you any taxes required by law to be withheld in respect of payments pursuant to this agreement.

(g)   Arbitration.  Subject to Section 7(c), any dispute arising out of, or relating to, this agreement shall be resolved by binding arbitration, to be held in the Borough of Manhattan in New York City, under the auspices of the American Arbitration Association and the rulings of such arbiters shall be enforceable by any court of competent jurisdiction.

(h)   Headings.  Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this agreement.

(i)   Notice.  Any notice, consent, request or other communication made or give in connection with this agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

To the Executive:

At the address set forth below

To the Partnership:

Alliance Capital Management Corporation

1345 Avenue of the Americas

New York, New York 10105

Attention:    Laurence E. Cranch

Executive Vice President and General Counsel

11.   Unsecured Creditor.

(a)                                  Your rights to receive the deferred compensation, and earnings thereon, shall be an unsecured claim against the general assets of the Partnership.  All such distributions shall be paid from the general funds of the Partnership and no special or separate fund shall be established and no segregation of assets shall be made to assure payments of any such distributions.  You shall have no right, title or interest whatsoever in, or to, any investments which the Partnership may make to assist it in meeting its obligations hereunder.  Nothing contained herein, and no action taken pursuant hereto, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Partnership and you.

(b)                                 Your right to receive any payment hereunder may not be transferred or assigned, pledged or otherwise encumbered by you, other than by will, by the applicable laws of descent and distribution or by a court of competent jurisdiction.  Any other attempted assignment or alienation of any payment hereunder shall be void and of no force or effect.

(c)                                  The provisions hereof are intended to comply with the requirements of Internal Revenue Code section 409A and the provisions hereof shall be deemed modified to the extent necessary to comply herewith.

Sincerely,

ALLIANCE CAPITAL MANAGEMENT L.P.

By:		ALLIANCE CAPITAL MANAGEMENT
CORPORATION, its General Partner

By:	/s/	Gerald M. Lieberman
Gerald M. Lieberman
President and Chief Operating Officer

AGREED TO AND ACCEPTED BY

/s/ Lewis A. Sanders
Lewis A. Sanders

1-04-05
Date

Address:

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